M.A. HANNA COMPANY
                  1988 LONG-TERM INCENTIVE PLAN
                  PERFORMANCE SHARE AGREEMENT
                  Dated as of December 6, 1995

AGREEMENT between M. A. Hanna Company (the "Company") and the executive named at the end of this Agreement ("Executive") pursuant to the Company's 1988 Long-Term Incentive Plan, as amended (the "Plan"), providing for one or more awards which may be granted to the Executive under the terms and conditions described below and in the Plan.

      1.    Definitions.    The following terms  shall  have  the
meanings as defined herein. Terms not otherwise defined herein shall have the meaning as set forth in the Plan:

          (a) "Performance Share Award" means an amount equal to the number of Performance Shares granted to the Executive multiplied by the Market Value of one share of M.A. Hanna Company Common Stock on the date of grant.

          (b)   "Determination Date" has the meaning provided  in
          Section 4 of this Agreement.

          (c) "EPS" means earnings per share of Common Stock on a fully diluted basis.

          (d) "Grant of Performance Shares" means the document evidencing each grant made under the Plan which is subject to the terms and conditions of this Agreement.

          (e) "Management Objectives" means the targets as set forth in Section 2 of this Agreement.

          (f) "Market Value" means the closing sale price of M.A. Hanna Company Common Stock on the New York Stock
          Exchange.

          (g)  "Payment Value" means the value of the Performance
          Shares at the Determination Date calculated as provided in Section 3 of this Agreement.

          (h)   "Performance Period" means the three  consecutive
          calendar   years  identified  in  the  Grant   of   the
          Performance Shares.

          (i) "Performance Share" means one LTIP Unit granted to the Executive pursuant to the Grant of Performance Shares, this Agreement and the Plan and expressed by reference to one share of Common Stock of the Company.

          (j)    "Profit   Growth"  means  the  compound   annual
          percentage growth in profit of the Company or a business unit of the Company, as the case may be, for the Performance Period.

          (k)    "ROE"   means  the  average  annual  return   on
          stockholders'   equity  for  the   Performance   Period
          expressed as a percentage.

          (l) "ROIC" means the average annual return on invested capital of a business unit of the Company for the Performance Period expressed as a percentage.

      2.   Management Objectives.   Management Objectives are set
forth on Annex A to each Grant of Performance Shares.

     3. Payment Value. Payment Value shall be calculated by multiplying the number of Performance Shares by the level of achievement of Management Objectives expressed as a percentage, as determined by the intersect of the applicable coordinates for Management Objectives as set forth on Annex A to the respective Grant of Performance Shares, and further multiplied by the average Market Value of the Company's Common Stock for the last ten (10) trading days of the Performance Period.

     An example of this calculation would be as follows: The grant was 100 Performance Shares. The Market Value of the Company's Common Stock on the date of grant was $25.00. Therefore, the Performance Share Value for the Grant of Performance Shares was 100 x $25.00 = $2,500. The level of achievement of the Management Objectives for the Performance Period was 150% of the performance targets as determined from the intersect of the applicable coordinates for performance measures as set forth on the applicable Annex A. The number of Performance Shares is multiplied by 150% = 150 Performance Shares. The average Market Value of the Company's Common Stock for the last ten(10) trading days of the Performance Period was $35.00. The Payment Value to the Executive would be 150 Performance Shares x $35.00 = $5,250.

      If the level of achievement of the Management Objectives does not reach the minimum performance threshold, as set forth on such Annex A, the percentage of Performance Shares achieved will be 0%. If the level of achievement of the Management Objectives equals or exceeds the minimum performance threshold, the percentage of the Performance Shares achieved will range from 0% to 200% as set forth on such Annex A. However, in no event will the amount of Performance Shares exceed 200% of the Performance Share Award.

4. Timing of Payment. The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") shall, on a date (the "Determination Date") within a reasonable time after necessary financial and other information for the Performance Period becomes available, determine the extent to which the Payment Value has been earned by the Executive through achievement of the Management Objectives. Not later than fifteen days after the Determination Date, the Compensation Committee shall notify the Executive in writing of the determination and shall cause the Payment Value to be paid to the Executive in cash, shares of Common Stock or any combination thereof, as determined by the Compensation Committee. For the purposes of the immediately preceding sentence, shares of Common Stock shall be valued at the Market Value on the Determination Date.

       5. Termination of Employment. If the Executive's employment should terminate because of death, total and permanent disability or retirement with the consent of the Company prior to the end of the Performance Period, the extent to which the Payment Value shall be deemed to have been earned, as calculated at the end of the Performance Period, shall be determined as if the Executive's employment had not terminated and the Payment Value shall be multiplied by a fraction, the numerator of which is the number of days the Executive was employed during the Performance Period and the denominator of which is the total number of days in the Performance Period. If the Executive's employment terminates for any reason other than as described in the preceding sentence, the Executive shall be deemed not to have earned any portion of the Payment Value, which shall be forfeited, unless the Compensation Committee, in its sole discretion, determines otherwise.

      6. Transfers. For purposes of this Agreement and any grant hereunder, the Executive's continuous employment with the Company or a Subsidiary shall not be deemed interrupted, and the Executive shall not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of a transfer among the Company and its Subsidiaries.

      7. No Shareholder Rights. A Grant of Performance Shares shall not entitle the Executive to any dividend or voting rights or any other rights as a stockholder with respect to such award.

      8. Tax Withholding. The Company has the right to deduct from the portion of the Payment Value made in cash or Common
Stock an amount equal to any taxes required by law to be withheld, including, any taxes required to be withheld with respect to the portion of the Payment Value paid in Common Stock.

     9. Applicability of Plan. This Agreement and any Grant of Performance Shares hereunder is subject to all terms and conditions of the Plan. In the event of any inconsistencies between this Agreement and the Plan, the plan shall govern.

      EXECUTED in two original counterparts at Cleveland, Ohio effective as of the ____ of _______________________.



M. A. HANNA COMPANY                EXECUTIVE



By:________________________________     _________________________
       [Company Officer]









                            GRANT OF
                       PERFORMANCE SHARES


Name:                     1

Date:                    December 6, 1995

Award:                   2 Performance Shares

Business Unit:

Performance Period:      January 1, 1996 through December 31, 1998

Performance Target:      See attached Performance Grid






M.A. HANNA COMPANY



___________________________________
By:  Vice President, Human Resources


The undersigned accepts the foregoing Grant of Performance Shares under the terms and conditions contained in the M.A. Hanna
Company 1988 Long-Term Incentive Plan and the Performance Share
Agreement dated as of December 6, 1995.



_____________________________________      _____________________
1                                               Date